Exhibit 21

LIFE OF SUBSIDIARIES OF THE REGISTRANT


WHOLLY-OWNED SUBSIDIARIES:

         Americo Services, Inc.                               Missouri
         United Fidelity Life Insurance Company               Texas
         Great Southern Life Insurance Company                Texas
         The College Life Insurance Company of America        Texas
         National Farmers Union Life Insurance Company        Texas
         The Victory Life Insurance Company                   Kansas
         The Ohio State Life Insurance Company                Ohio
         Investors Guaranty Life Insurance Company            California
         Landmark Mortgage Company                            Missouri
         GSSW-REO Westwood Arlington, L.P.                    Texas
         GSSW-REO Westwood Briarwood, L.P.                    Kansas
         GSSW-REO Westwood Baytown, L.P.                      Kansas
         Dickinson Arms-REO L.P.                              Kansas
         GSSW-REO Land L.P.                                   Florida
         GSSW REO Landmark L.P.                               Alabama
         Windrush-REO L.P.                                    Texas
         Riverdale Square-REO L.P.                            Georgia
         GSSW-REO L.C.                                        Texas

50%-OWNED SUBSIDIARIES:

         Argus Health Systems, Inc.                           Delaware
         Hereford LLP                                         Missouri
         College Insurance Group                              Missouri
         Financial Assurance Life Insurance Company           Texas
         Annuity Service Corporation                          Texas